As filed with the Securities and Exchange Commission on April 12, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2836	34-2037594
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles P. Theuer, M.D., Ph.D.

President and Chief Executive Officer

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott B. Brown, CPA Chief Financial Officer TRACON Pharmaceuticals, Inc. 4350 La Jolla Village Drive, Suite 800 San Diego, California 92122 (858) 550-0780	Matthew T. Browne Jonie I. Kondracki Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 12, 2024

PROSPECTUS

Shares of Common Stock

Pre-Funded Warrants to Purchase up to Shares of Common Stock

_____________________

We are offering in a best-efforts offering up to shares of our common stock at a public offering price of $ per share.

We are also offering to those purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than % of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase shares of our common stock, or pre-funded warrants. Each pre-funded warrant will be exercisable for one share of our common stock (subject to adjustment as provided for therein) at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than % of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of %, provided that any increase in such percentage shall not be effective until 61 days after notice to us. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will equal $0.01 per share of common stock. For each pre-funded warrant purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock we are offering by one. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of pre-funded warrants.

This offering will terminate on , 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share (or pre-funded warrant) will be fixed for the duration of this offering.

We have engaged , or the placement agent, to act as our exclusive placement agent in connection with the securities offered by this prospectus. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TCON.” On , 2024, the closing price for our common stock, as reported on The Nasdaq Capital Market, was $ per share.

The public offering price for the securities offered by this prospectus will be determined between us and the investors in this offering at the time of pricing, and may be at a discount to the current market price. Therefore, the recent market price of $ per share of common stock used throughout this prospectus may not be indicative of the actual public offering price for our common stock or pre-funded warrants, as applicable. There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants, if any, will be limited.

We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. See the section titled “Plan of Distribution” on page 21 of this prospectus for more information regarding these arrangements. There is no minimum number of shares of common stock or pre-funded warrants or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the shares of common stock and pre-funded warrants offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. In addition, we have not established an escrow account in connection with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Placement Agent fees(1)
Proceeds, before expenses, to us(2)	$	$	$

_______________

(1) We have agreed to pay the placement agent a cash fee equal to % of the aggregate gross proceeds raised at the closing of this offering. We have also agreed to reimburse the placement agent for certain expenses and closing costs. See the section titled “Plan of Distribution” for additional information and a description of the compensation payable to the placement agent.

(2) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see the section titled “Plan of Distribution.”

This prospectus, including such information that is incorporated by reference, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus in the section titled “Where You Can More Additional Information.”

Investing in our securities involves a high degree of risk. Please read the section titled “Risk Factors” beginning on page 4 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

Delivery of the common stock and pre-funded warrants, as applicable, offered hereby is expected to be made on or about , 2024, subject to satisfaction of certain customary closing conditions.

_____________________

The date of this prospectus is , 2024

We have not, and the placement agent has not, authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not, and the placement agent has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

All information in this prospectus assumes a 1-for-20 reverse stock split of our common stock, which was effected on April 9, 2024 (all share and per share amounts in this prospectus have been presented on a retrospective basis to reflect the reverse stock split).

SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus titled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the section titled “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “TRACON,” “the company,” “we,” “us” and “our” refer to TRACON Pharmaceuticals, Inc. and its consolidated subsidiaries.

Company Overview

We are a clinical-stage biopharmaceutical company utilizing a cost-efficient, CRO-independent, product development platform to advance our pipeline of novel targeted cancer therapeutics and to partner with other life science companies. Our clinical-stage pipeline includes: Envafolimab, a PD-L1 single-domain antibody given by rapid subcutaneous injection that is being studied in the pivotal ENVASARC trial for sarcoma; YH001, a potential best-in-class CTLA-4 antibody in Phase 1 development; and TRC102, a Phase 2 small molecule drug candidate for the treatment of lung cancer. We are actively seeking additional corporate partnerships through a profit-share or revenue-share partnership, or through franchising our product development platform. We believe it can serve as a solution for companies without clinical and commercial capabilities in the United States or who wish to become CRO-independent.

Corporate Information

We were incorporated in the state of Delaware on October 28, 2004. Our principal executive offices are located at 4350 La Jolla Village Dr., Suite 800, San Diego, California 92122, and our telephone number is (858) 550-0780. Our corporate website address is www.traconpharma.com and we regularly post copies of our press releases as well as additional information about us on our website. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Common stock offered by us	shares

Pre-funded warrants offered by us

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than % of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase up to shares of our common stock. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share of common stock. Each pre-funded warrant will be exercisable immediately for a period from its issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants. See the section titled “Description of the Securities We are Offering - Pre-Funded Warrants” for a discussion on the terms of the pre-funded warrants.

Each pre-funded warrant is exercisable for one share of our common stock (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its pre-funded warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than % of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of %, provided that any increase in such percentage shall not be effective until 61 days after notice to us.

Common stock outstanding after this offering	shares (assuming no sale of any pre-funded warrants).

Use of proceeds

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, which may include research and development expenses and general and administrative expenses. For additional information please refer to the section titled “Use of Proceeds” of this prospectus.

Risk factors

Investing in our securities involves a high degree of risk. You should carefully review and consider the section titled “Risk Factors” of this prospectus for a discussion of factors to consider before deciding to purchase any of our securities in this offering.

Market symbol and trading

Our common stock is listed on the Nasdaq Capital Market under the symbol “TCON.” There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Unless otherwise stated, all information contained in this prospectus assumes no sale of any pre-funded warrants in lieu of common stock in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 2,213,499 shares of our common stock issued and outstanding as of December 31, 2023, and excludes the following:

•
156,066 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $130.66 per share, as of December 31, 2023;
•
76,671 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $494.17 per share, as of December 31, 2023;
•
21,568 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan, as amended, as of December 31, 2023;
•
21,475 shares of common stock reserved for future issuance under our 2015 Employee Stock Purchase Plan as of December 31, 2023; and
•
344,730 shares of common stock sold after December 31, 2023 under our Capital on DemandTM Sales Agreement, dated December 9, 2020, as amended March 15, 2022 (the Sales Agreement), between us and JonesTrading Institutional Services LLC (JonesTrading) for gross proceeds of approximately $1.7 million.

In addition, the number of shares of our common stock to be outstanding immediately after this offering as shown above does not include the $39.8 million of shares of our common stock that remain available for sale as of the date of this prospectus under the Sales Agreement and $25 million of shares of our common stock that remain available for sale as of December 31, 2023 under our May 2023 LPC Purchase Agreement (LPC Purchase Agreement) with Lincoln Park Capital Fund, LLC (Lincoln Park).

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Risks Relating to This Offering

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term, to maintain our listing on the Nasdaq Capital Market or to continue as a going concern, and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The public offering price per share of our common stock may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the assumed sale of shares of our common stock in this offering, at an assumed public offering price of $ per share (the last reported sale price of our common stock on The Nasdaq Capital Market on , 2024), and after deducting the placement agent fees and estimated offering expenses payable by us, purchasers of our common stock in this offering will incur immediate dilution of $ per share in the net tangible book value of the common stock they acquire. For a further description of the dilution that investors in this offering may experience, see the section titled “Dilution.”

Future sales and issuances of our common stock or rights to purchase common stock or the perception that such sales could occur, could result in additional dilution to you and could cause our stock price to fall.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, to the extent outstanding stock options and warrants, including any pre-funded warrants issued in this offering, are exercised, there will be further dilution to the new investors. In addition, pursuant to the Sales Agreement, we may issue and sell from time to time through JonesTrading shares of our common stock, in an aggregate amount not to exceed $50.0 million of shares of our common stock, of which $39.8 million of our common stock remain available for sale as of the date of this prospectus supplement. We may also issue and sell shares to Lincoln Park under the LPC Purchase Agreement, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Lincoln Park is committed to purchase up to an aggregate of $26.0 million of shares of our common stock from time to time and at our sole discretion over the term of the LPC Purchase Agreement, $25.0 million of which remained available for sale as of December 31, 2023. If we raise additional capital through the sale of equity or convertible securities, or there is a perception that such sales may occur, this could result in downward pressure on the price of our common stock and impact our ability to raise capital in the future.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering, if any, and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of the pre-funded warrants acquire shares of our common stock upon exercise of such pre-funded warrants, the holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, such as voting rights or the rights to receive dividends. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.

We will not receive significant additional funds upon the exercise of the pre-funded warrants being offered.

Each pre-funded warrant will be exercisable by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.

Holders of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements. The forward-looking statements are contained principally in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•
the success, cost and timing of results of our and our collaborators’ ongoing clinical trials;
•
our and our collaborators’ plans to develop and commercialize our product candidates;
•
the potential benefits of our collaboration arrangements and our ability to enter into additional collaboration arrangements;
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the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;
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our regulatory strategy and potential benefits associated therewith;
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the timing of, and our ability to obtain and maintain, regulatory approvals for our product candidates;
•
the effects of unfavorable U.S. and global economic conditions on our business, financial condition and results of operations;
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the rate and degree of market acceptance and clinical utility of any approved product candidate;
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the success of competing products that are or may become available;
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the size and growth potential of the markets for our product candidates, and our ability to serve those markets;
•
our commercialization, marketing and manufacturing capabilities and strategy;
•
the potential effects of macroeconomic and geopolitical developments, such as the ongoing military conflict between Ukraine and Russia, the war between Israel and Hamas and the related risk of a larger regional conflict, recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures, actual and anticipated changes in interest rates, and economic inflation and the responses by central banking authorities to control such inflation, on our operations;
•
our intellectual property position;
•
our ability to remain listed on a national securities exchange;
•
our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources, and our need for additional financing;
•
our ability to realize the anticipated benefits associated with our capital efficiency focused initiatives; and
•
our expected use of the net proceeds from this offering.

We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $ million, based on the assumed public offering price of $ per share (the last reported sale price of our common stock on The Nasdaq Capital Market on , 2024), after deducting the placement agent fees and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed public offering price of $ per share would increase (decrease) the net proceeds to us from this offering by approximately $ million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares of our common stock we are offering. Each 1.0 million share increase (decrease) in the number of shares sold in this offering would increase (decrease) the expected net proceeds of the offering to us by approximately $ million, assuming that the assumed public offering price per share remains the same.

We currently intend to use the net proceeds of the offering for working capital and general corporate purposes, which may include research and development expenses and general and administrative expenses.

We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for the purposes specified above and our management will have broad discretion in the allocation of the net proceeds.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

DILUTION

If you purchase our securities in this offering, you may experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value (deficit) per share immediately after this offering. Net tangible book value (deficit) per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of December 31, 2023, our net tangible book value (deficit) was approximately ($0.8) million, or approximately ($0.02) per share.

After giving effect to the assumed sale by us of shares of our common stock (assuming no pre-funded warrants in lieu of common stock are issued) at an assumed public offering price of $ per share (the last reported sale price of our common stock on the Nasdaq Capital Market on , 2024), after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of December 31, 2023 would have been approximately $ million, or approximately $ per share. This represents an immediate increase in net tangible book value of $ per share to existing stockholders and an immediate dilution of $ per share to new investors purchasing shares of our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share			$
Net tangible book value (deficit) per share of common stock as of December 31, 2023		$(0.02)
Increase in net tangible book value (deficit) per share attributable to new investors	$
As adjusted net tangible book value (deficit) per share as of December 31, 2023, after giving effect to this offering			$
Dilution per share to new investors purchasing shares in this offering			$

A $1.00 increase in the assumed public offering price of $ per share (the last reported sale price of our common stock on the Nasdaq Capital Market on , 2024) would result in an increase in our as adjusted net tangible book value (deficit) after this offering of approximately $ , or approximately $ per share, and the dilution per share to investors purchasing common stock in this offering would be approximately $ per share, assuming that the number of shares of our common stock sold by us remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of $1.00 in the assumed public offering price of $ per share would result in a decrease in our as adjusted net tangible book value (deficit) after this offering of approximately $ , or approximately $ per share, and the dilution per share to investors purchasing common stock in this offering would be $ per share, assuming that the number of shares of our common stock sold by us remains the same, after deducting the placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of shares of common stock we are offering from the number of shares of common stock set forth above. An increase of 1.0 million in the assumed number of shares of common stock sold by us in this offering would result in an increase in our as adjusted net tangible book value (deficit) of approximately $ , or approximately $ per share, and the dilution per share to investors purchasing common stock in this offering would be approximately $ per share, assuming that the assumed public offering price per share of common stock remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. A decrease of 1.0 million in the assumed number of shares of common stock sold by us in this offering would result in a decrease in our as adjusted net tangible book value (deficit) after this offering of approximately $ million, or approximately $ per share, and the dilution per share to investors purchasing common stock in this offering would be approximately $ per share, assuming that the assumed public offering price per share of common stock remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold in this offering and other terms of this offering determined at pricing.

The discussion and table above assume no pre-funded warrants are issued in lieu of common stock in connection with this offering.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the public offering price per share of common stock sold in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 2,213,499 shares of our common stock issued and outstanding as of December 31, 2023, and excludes the following:

•
156,066 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $130.66 per share, as of December 31, 2023;
•
76,671 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $494.17 per share, as of December 31, 2023;
•
21,568 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan, as amended, as of December 31, 2023;
•
21,475 shares of common stock reserved for future issuance under our 2015 Employee Stock Purchase Plan as of December 31, 2023; and
•
344,730 shares of common stock sold after December 31, 2023 under our Capital on DemandTM Sales Agreement, dated December 9, 2020, as amended March 15, 2022 (the Sales Agreement), between us and JonesTrading Institutional Services LLC (JonesTrading) for gross proceeds of approximately $1.7 million.

In addition, the number of shares of our common stock issued and outstanding as of December 31, 2023 upon which the table and discussion above are based does not include the $39.8 million of shares of our common stock that remain available for sale as of the date of this prospectus under the Sales Agreement and $25 million of shares of our common stock that remain available for sale as of December 31, 2023 under our May 2023 LPC Purchase Agreement (LPC Purchase Agreement) with Lincoln Park Capital Fund, LLC.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of our common stock, or for certain investors pre-funded warrants in lieu of shares of common stock, in connection with this offering. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants issued in connection with this offering, if any.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which, if designated and issued, qualifies or limits our common stock are described in Exhibit 4.2 to our Annual Report on Form 10-K and incorporated by reference herein.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the pre-funded warrant. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

The term “pre-funded” refers to the fact that the purchase price of each pre-funded warrant, at closing, will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will equal $0.01 per share of common stock. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than % (or, upon election of the holder, %) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into us without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our common stock to the extent it would result in such ownership of more than % (or %), and receive the ability to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

Duration. The pre-funded warrants offered hereby will entitle the holders thereof to purchase shares of our common stock at a nominal exercise price of $0.01 per share for a period commencing immediately on the date of issuance.

Exercise Limitation. A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of % (or, upon election of the holder, %) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after notice of such election is provided to us.

Exercise Price. The pre-funded warrants will have an exercise price of $0.01 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants, if any, will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the pre-funded warrants with the same effect as if such successor entity had been named in the pre-funded warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the pre-funded warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations of the purchase, ownership and disposition of shares of our common stock issued pursuant to this offering, or the shares, and the purchase, ownership and disposition of pre-funded warrants to purchase shares of our common stock issued pursuant to this offering, or the pre-funded warrants. The shares and the pre-funded warrants are collectively referred to herein as our “securities.” All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the Code), existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the IRS), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, holders subject to special tax accounting rules under Section 451(b) of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships or disregarded entities for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, and the activities of the partnership and certain determinations made at the partner level. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a pre-funded warrant should be treated as a share for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of shares, as described below. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share received. Similarly, the tax basis of the pre-funded warrant should carry over to the shares received upon exercise, increased by the exercise price of $0.001 per share. However, our characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire our shares. If so, the amount and character of your gain or loss with respect to an investment in our pre-funded warrants could change. Accordingly, each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). Except where specifically noted below, the balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes. However, some portions of the below discussion make reference to potential consequences associated with the acquisition, ownership and disposition of the pre-funded warrants independent of their potential characterization as shares for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Definition of U.S. Holder

In general, a “U.S. holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions on the Shares and Pre-Funded Warrants

We do not anticipate declaring or paying any future distributions. However, if we do make distributions on our securities, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in our securities. Any remaining excess will be treated as capital gain from the sale or exchange of such securities, subject to the tax treatment described below in “—Sale or Other Taxable Disposition of the Shares or Pre-Funded Warrants.”

Sale or Other Taxable Disposition of the Shares or Pre-Funded Warrants

Upon the sale, exchange or other taxable disposition of our securities, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in our securities. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such securities is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Constructive Distributions on Pre-Funded Warrants

A U.S. holder of a pre-funded warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of common stock issuable upon exercise of the pre-funded warrant. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments (or the non-occurrence of any adjustments) to the pre-funded warrants.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our securities (including constructive distributions) or receives proceeds from the sale or other taxable disposition of our securities. Certain U.S. holders are exempt from backup withholding, including C corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our securities that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Distributions on the Shares and Pre-Funded Warrants

If we make distributions on our securities such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s adjusted tax basis in our securities. Any remaining excess will be treated as capital gain from the sale or exchange of such securities, subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition of Our Shares or Pre-Funded Warrants.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence for purposes of such treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence for purposes of such treaty.

To claim a reduction or exemption from withholding, a non-U.S. holder generally will be required to provide (a) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions will also be subject to the discussion below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts.”

Gain on Sale, Exchange or Other Taxable Disposition of Our Shares or Pre-Funded Warrants

Subject to the discussion below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other taxable disposition of our securities unless:

•

the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “—Distributions on the Shares and Pre-Funded Warrants” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

•

we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” in which case such non-U.S. holder generally will be taxed on its net gain derived from the disposition as effectively connected income taxable at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code); however, the branch profits tax described above will not apply to a U.S. holder that is a foreign corporation. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable U.S. Treasury Regulations, on an established securities market, our securities will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our securities (as determined under U.S. federal income tax principles), directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our securities. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market.

Constructive Distributions on Pre-Funded Warrants

A non-U.S. holder of pre-funded warrants can be treated as receiving deemed payment of a taxable dividend under certain circumstances as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares issuable upon exercise of the pre-funded warrant. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments (or the non-occurrence of any adjustments) to the pre-funded warrants.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions (including constructive distributions) on our securities paid to such non-U.S. holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to any dividends on our securities. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of distributions on our securities if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or IRS Form W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Distributions paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “—Distributions on the Shares and Pre-Funded Warrants” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our securities by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is established under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

The Code generally imposes a U.S. federal withholding tax of 30% on dividends and, subject to the discussion below regarding proposed regulations issued by the U.S. Treasury Department, the gross proceeds of a disposition of our securities paid to a “foreign financial institution” (as defined in the Code), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding accounts held by certain “specific United States persons” or “United States owned foreign entities” (each as defined in the Code), or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and, subject to the discussion below regarding proposed regulations issued by the U.S. Treasury Department, will apply to the gross proceeds of a disposition of our securities paid to a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any “substantial United States owners” (as defined in the Code), provides information regarding each substantial United States owners of the entity, or otherwise qualifies for an exemption from these rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

The withholding provisions described above currently apply to dividends paid on our securities. The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated as of , 2024, we have engaged , or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best-efforts basis. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering. This offering will terminate on , 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share (or pre-funded warrant) will be fixed for the duration of this offering.

We will enter into a securities purchase agreement with each of the investors who purchase our securities in this offering, the form of which is attached as an exhibit to the registration statement of which this prospectus is a part.

Fees and Expenses

The following table shows the per share and per pre-funded warrant placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share	Per Pre-Funded Warrant
Placement Agent Fees
Total

We have agreed to pay the placement agent a cash fee equal to % of the gross proceeds raised at the closing of this offering. In addition, we have agreed to pay the placement agent for its out-of-pocket expenses in an amount up to $ . We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $ .

Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of days following the date of closing of the offering pursuant to this prospectus. This means that, during the lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering has been negotiated between us and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

From time to time, the placement agent or its affiliates have in the past or may in the future provide, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “TCON.”

LEGAL MATTERS

The validity of the shares of common stock and pre-funded warrants being offered by this prospectus will be passed upon for us by Cooley LLP, San Diego, California. The placement agent is being represented by .

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. You can read our SEC filings, including the registration statement, at such address. You may also request a copy of these filings, at no cost, by writing us at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 or telephoning us at (858) 550-0780.

We also maintain a website at www.traconpharma.com, at which you may access these materials free of charge after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. Unless otherwise noted below, the SEC file number for the documents incorporated by reference in this prospectus is 001-36818. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of all shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of any current reports on Form 8-K, and portions of other documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC):

•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 5, 2024;
•
our Current Reports on Form 8-K filed with the Commission on April 3, 2024, April 8, 2024, April 10, 2024, and April 12, 2024; and
•
the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36818), filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act) on January 27, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant's Annual Report on Form 10-K referenced in (a) above.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom this prospectus is delivered without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to TRACON Pharmaceuticals, Inc. 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122; telephone: (858) 550-0780; email: info@traconpharma.com.

You also may access these filings on our website at www.traconpharma.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

Shares of Common Stock

Pre-Funded Warrants to Purchase up to Shares of Common Stock

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except the Securities and Exchange Commission, or SEC, registration fee.

Amount
SEC registration fee		$1,476
FINRA filing fee		2,000
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous fees and expenses		*
Total expenses	$	*

* To provided by amendment

Item 14. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer, except for liability for any:

•
transaction from which the director or officer derives an improper personal benefit;
•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
in the case of a director, unlawful payment of dividends or redemption of shares;

•
breach of a director’s duty of loyalty to the corporation or its stockholders; or
•
in the case of an officer, action by or in the right of the corporation.

Our amended and restated certificate of incorporation, as amended, includes such a provision with respect to our directors. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition will be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the DGCL, we have entered, and continue to enter, into separate indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of ours or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:

•
indemnification beyond that permitted by the DGCL;
•
indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;
•
indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;
•
indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;
•
indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for (1) claims to establish a right of indemnification or proceedings, (2) claims approved by our board of directors, (3) claims required by law, (4) when there has been a change of control as defined in the indemnification agreement with each director or officer, or (5) by us in our sole discretion pursuant to the powers vested to us under the Delaware General Corporate Law;
•
indemnification for settlements the director or officer enters into without our consent; or
•
indemnification in violation of any undertaking required by the Securities Act of 1933, as amended, or the Securities Act, or in any registration statement we file.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

There is at present no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not currently aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information regarding all unregistered securities issued by us since January 1, 2021 through the date of the prospectus that is a part of this registration statement:

(1)
In March 2023, we issued and sold 174,508 shares of our common stock at a purchase price of $1.38 per share and pre-funded warrants to purchase 2,013,999 shares of our common stock at a purchase price of $1.37 per share of underlying common stock with an exercise price of $0.01 per share of underlying common stock, or the 2023 Pre-Funded Warrants, for net proceeds of approximately $3.0 million in a private placement with an accredited institutional healthcare-focused fund. In accordance with their terms, the 2023 Pre-Funded Warrants may not be exercised if the holder’s ownership of our common stock would exceed 19.99% of the shares of our common stock outstanding immediately after giving effect to such exercise, unless approval by our stockholders is obtained as required under the Nasdaq listing standards, including Nasdaq Listing Rules 5635(b) and (d). At our 2023 Annual Meeting of Stockholders held on April 19, 2023, stockholder approval, in accordance with applicable rules of the Nasdaq Stock Market, was obtained for the issuance of shares of our common stock upon the potential future exercise of certain outstanding warrants held by this accredited institutional healthcare-focused fund, including the 2023 Pre-Funded Warrants, that would result in it and its affiliates owning in excess of 19.99% of the shares of common stock outstanding immediately after giving effect to such exercise.
(2)
In May 2023, as consideration for the selling stockholder’s commitment to purchase shares of our common stock from us at our direction from time to time from and after the date on which all of conditions are satisfied pursuant to the purchase agreement between us and Lincoln Park Capital Fund, LLC, or Lincoln Park, dated May 8, 2023, or the Purchase Agreement, promptly following our execution of the Purchase Agreement, we issued 599,216 shares of common stock to Lincoln Park in a private placement as commitment shares and without cash consideration.

The offers, sales and issuances of the securities described in this Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions represented to us that they acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about our company. No underwriters were involved in these transactions.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 4, 2015).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 20, 2023).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 8, 2024).

3.4	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 4, 2015).

Exhibit Number	Description of Document
4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-201280), as amended).

4.2

Form of Common Warrant dated March 27, 2018 (attached as Exhibit B-2 to the Securities Purchase Agreement) (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 23, 2018).

4.3	Description of Common Stock (incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed with the SEC on February 28, 2020).

4.4	Warrant to Purchase Stock issued to Silicon Valley Bank on June 4, 2014 (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-201280), as amended).

4.5

Warrant to Purchase Stock issued to Silicon Valley Bank on May 3, 2018 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018).

4.6	Form of Warrant to Purchase Common Stock dated September 2, 2022 (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 6, 2022).

4.7#

Registration Rights Agreement by and between the Registrant and Lincoln Park Capital Fund, LLC, dated May 8, 2023 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 10, 2023).

5.1†	Opinion of Cooley LLP.

10.1+

Form of Indemnity Agreement by and between the Registrant and its directors and officers (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-201280), as amended).

10.2+

TRACON Pharmaceuticals, Inc. 2011 Equity Incentive Plan and Forms of Stock Option Agreement and Notice of Exercise thereunder (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-201280), as amended).

10.3+

TRACON Pharmaceuticals, Inc. 2015 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Notice of Exercise and Restricted Stock Unit Agreement thereunder, as amended June 28, 2021 (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 30, 2021).

10.4+

TRACON Pharmaceuticals, Inc. Non-Employee Director Compensation Policy, as amended February 1, 2023 (incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 8, 2023).

10.5+

TRACON Pharmaceuticals, Inc. 2015 Amended and Restated Employee Stock Purchase Plan, as amended June 10, 2021 (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 11, 2021).

10.6+	TRACON Pharmaceuticals, Inc. Bonus Plan, as amended January 29, 2021 (incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed with the SEC on February 25, 2021).

10.7+

Amended and Restated Employment Agreement by and between the Registrant and Charles P. Theuer, M.D., Ph.D., dated February 5, 2019 (incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 1, 2019).

Exhibit Number	Description of Document
10.8+

Employment Agreement by and between the Registrant and Scott Brown, dated January 28, 2020 (incorporated by reference to Registrant’s Annual Report on Form 10-K, filed with the SEC on February 28, 2020).

10.9+

Severance Agreement by and between the Registrant and Scott Brown, dated December 4, 2019 (incorporated by reference to Registrant’s Annual Report on Form 10-K, filed with the SEC on February 28, 2020).

10.10+	TRACON Pharmaceuticals, Inc. Severance Plan and Summary Plan Description (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-201280), as amended).

10.11*#

Collaboration and Clinical Trial Agreement by and among the Registrant, 3D Medicines (Beijing) Co., LTD. and Jiangsu Alphamab Biopharmaceuticals Co., LTD. dated December 20, 2019 (incorporated by reference to Registrant’s Annual Report on Form 10-K, filed with the SEC on February 28, 2020).

10.12

Capital on DemandTM Sales Agreement, dated as of December 9, 2020, by and between the Registrant and JonesTrading Institutional Services LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 9, 2020).

10.13

Amendment to the Capital on DemandTM Sales Agreement, dated as of March 15, 2022, by and between the Registrant and JonesTrading Institutional Services LLC (incorporated by reference to the Registrant’s Registration Statement on Form S-3, filed with the SEC on March 16, 2022).

10.14*#

Collaborative Development and Commercialization Agreement by and among the Registrant, Eucure (Beijing) Biopharma Co., Ltd. and Biocytogen Pharmaceuticals (Beijing) Co., Ltd., dated as of October 8, 2021 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 3, 2021).

10.15#

Purchase Agreement by and between the Registrant and Lincoln Park Capital Fund, LLC, dated as of May 8, 2023 (incorporated by reference to the Registrant’s Quarterly Report on 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023).

10.16*#

License Agreement, dated November 17, 2023, by and between the Registrant and Inhibrx, Inc. (incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 5, 2024).

10.19†	Form of Securities Purchase Agreement.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page hereto.

107	Filing Fee Table.

†	To be filed by amendment.
+	Indicates management contract or compensatory plan.
*

Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted (indicated by “[***]”) because the Registrant has determined that the information is both not material and is the type that the Registrant customarily and actually treats as private or confidential.

#

Schedules (or similar attachments, including exhibits) to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission or its staff upon request.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes, which are incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the section titled “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons of the Registrant pursuant to our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on April 12, 2024.

TRACON Pharmaceuticals, Inc.

By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles P. Theuer, M.D., Ph.D. and Scott B. Brown, CPA, and each and either of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Charles P. Theuer, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors	April 12, 2024
Charles P. Theuer, M.D., Ph.D.	(Principal Executive Officer)

/s/ Scott B. Brown, CPA	Chief Financial Officer	April 12, 2024
Scott B. Brown, CPA	(Principal Financial and Accounting Officer)

/s/ Lisa Johnson-Pratt, M.D.	Member of the Board of Directors	April 12, 2024
Lisa Johnson-Pratt, M.D.

/s/ Carol C. Lam, J.D.	Member of the Board of Directors	April 12, 2024
Carol C. Lam. J.D.

/s/ William R. LaRue	Member of the Board of Directors	April 12, 2024
William R. LaRue

/s/ Martin A. Mattingly, Pharm.D.	Member of the Board of Directors	April 12, 2024
Martin A. Mattingly, Pharm.D.

/s/ Saundra Pelletier	Member of the Board of Directors	April 12, 2024
Saundra Pelletier

/s/ J. Rainer Twiford, J.D., Ph.D.	Member of the Board of Directors	April 12, 2024
J. Rainer Twiford, J.D., Ph.D.

/s/ Stephen T. Worland, Ph.D.	Member of the Board of Directors	April 12, 2024
Stephen T. Worland, Ph.D.